   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 2001.



                                                      REGISTRATION NO. 333-74002

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                                ANTIGENICS INC.
             (Exact name of registrant as specified in its charter)

                          DELAWARE                                                    06-1562417
      (State or other jurisdiction of incorporation or                 (I.R.S. Employer Identification Number)
                       organization)

                             ---------------------

                          630 FIFTH AVENUE, SUITE 2100

                            NEW YORK, NEW YORK 10111
                                 (212) 332-4774
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------

                              GARO H. ARMEN, PH.D.

                PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN
                                ANTIGENICS INC.
                          630 FIFTH AVENUE, SUITE 2100
                            NEW YORK, NEW YORK 10111
                                 (212) 332-4774
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                WITH COPIES TO:
                             PAUL M. KINSELLA, ESQ.
                               PALMER & DODGE LLP
                             111 HUNTINGTON AVENUE
                          BOSTON, MASSACHUSETTS 02199
                                 (617) 239-0100
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                             ---------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                   TITLE OF EACH CLASS OF                      PROPOSED MAXIMUM AGGREGATE            AMOUNT OF
                SECURITIES TO BE REGISTERED                       OFFERING PRICE(1)(2)          REGISTRATION FEE(3)
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share.....................              (6)                           (6)
Preferred Stock, $0.01 par value per share..................              (6)                           (6)
Depositary Shares representing Preferred Stock(4)...........              (6)                           (6)
Debt Securities(5)..........................................              (6)                           (6)
Total.......................................................          $100,000,000                   $25,000(7)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------


(1) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(2) The proposed maximum offering price per unit of the securities being registered will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3) Pursuant to Rule 457(o) under the Securities Act of 1933, the registration fee is calculated based on the maximum aggregate offering price of all securities listed.


(4) Each depositary share will be represented by a depositary receipt representing an interest in all or a specified fraction of one shares of preferred stock.



(5) If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000.



(6) Not required to be included in accordance with General Instruction II.D. of Form S-3.



(7)Fee previously paid with registration statement filed on November 27, 2001.

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THE PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE AN OFFER IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED DECEMBER 5, 2001


PROSPECTUS

                                  $100,000,000

                                ANTIGENICS INC.

      Common Stock, Preferred Stock, Depositary Shares and Debt Securities

     We may offer to the public from time to time in one or more series or issuances:

     - shares of our common stock;

     - shares of our preferred stock;

     - depositary shares or

     - debt securities consisting of debentures, notes or other evidences of indebtedness.

     Antigenics common stock trades on the Nasdaq National Market under the symbol "AGEN."

     This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" beginning on page 30 of this prospectus before you make your investment decision.

     INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CONSIDER THE FACTORS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 2.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

             THE DATE OF THIS PROSPECTUS IS                ,

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Antigenics Inc. ............................................     1
Risk Factors................................................     2
Forward-Looking Statements..................................    10
Use of Proceeds.............................................    11
Ratio of Earnings to Fixed Charges and Preferred Stock
  Dividends.................................................    11
Description of Common Stock.................................    12
Description of Preferred Stock..............................    13
Description of Depositary Shares............................    15
Description of Debt Securities..............................    19
Certain Provisions of Delaware Law and of Our Charter and
  By-Laws...................................................    27
Plan of Distribution........................................    28
Legal Matters...............................................    29
Experts.....................................................    29
Incorporation of Certain Documents by Reference.............    30
Where You Can Find More Information.........................    30

NOTE REGARDING TRADEMARKS

     Oncophage(R), Stimulon(R), Quilimmune(TM), Quilimmune-P(TM),
Quilimmune-M(TM), Quilvax(TM), Quilvax-FeLV(TM), ATRAGEN(R), Annamycin(TM), and Aroplatin(TM) are trademarks of Antigenics Inc. or its subsidiaries.

                                ANTIGENICS INC.

     We develop treatments for cancers, serious infectious diseases, autoimmune disorders and degenerative disorders using our proprietary technology to program the immune system and to improve quality of life. In individuals who develop cancer, infections and autoimmune disorders, the immune system fails in its normal function. We have designed our products to restore this function and to prevent or to treat life threatening chronic disease conditions. Our products include immunotherapeutics, such as our lead cancer product, Oncophage, that are based on a specific class of proteins known as heat shock proteins. Heat shock proteins occur naturally in the human body and activate powerful cellular immune responses. Our products also include a family of adjuvants, which are substances that increase the potency of immune responses. Our lead adjuvant is QS-21. In addition, through our recent acquisition of Aronex Pharmaceuticals, Inc., we acquired a liposomal delivery technology. Liposomal delivery technology utilizes lipids, which are fatty substances, to encapsulate drugs. In some cases this encapsulation can make the drug less toxic and more target-specific.

     Oncophage is a patient-specific, heat shock protein-based vaccine that targets cancer throughout the body. We are evaluating Oncophage in a Phase III clinical trial in kidney cancer and in five additional cancer types in Phase II or Phase I/II trials. Our clinical trials have shown that Oncophage is generally safe and well tolerated by patients. Moreover, we have demonstrated that Oncophage can generate anti-tumor immunological response. Our lead adjuvant, QS-21, is undergoing clinical testing through our internal programs and partnerships with GlaxoSmithKline, Elan Pharmaceuticals, Wyeth-Lederle, Aventis Pasteur, Progenics Pharmaceuticals and Vaxgen. This includes 11 Phase III and Phase II clinical trials for cancer, several infectious diseases and degenerative disorders. Based upon our scientific and drug development skills and our novel technology, we plan to establish a leadership position in drug discovery, development and commercialization.

     We maintain our principal operations in Woburn, Massachusetts and our executive offices in New York, New York. The address for our executive offices is 630 Fifth Avenue, Suite 2100, New York, New York 10111 and our telephone number is (212) 332-4774.

                                  RISK FACTORS

     An investment in the securities offered hereby involves a high degree of risk. You should carefully consider the following risk factors in addition to the remainder of this prospectus, including the information incorporated by reference, before making an investment decision.

                         RISKS RELATED TO OUR BUSINESS

IF WE INCUR OPERATING LOSSES FOR LONGER THAN WE EXPECT, WE MAY BE UNABLE TO CONTINUE OUR OPERATIONS.

     From our inception through September 30, 2001, we have generated net losses totaling $144.1 million, including $59.7 million during the first nine months of this year, and we expect to incur increasing and significant losses over the next several years as we complete our clinical trials, apply for regulatory approvals, continue development of our technologies, and expand our operations. To date, we have generated revenues from only one product, our feline leukemia vaccine named Quilvax-FELV. Our revenues from Quilvax-FELV were $443,000 for the year ended December 31, 2000 and $1.1 million for the nine months ended September 30, 2001. We do not expect to generate significant revenues for several years. Any regulatory, marketing or other difficulties we experience with Quilvax-FELV, our feline leukemia vaccine, could jeopardize that revenue stream. Our ability to become profitable will depend on the market acceptance of Oncophage, our lead cancer vaccine, and our other drugs that receive FDA or foreign regulatory marketing approval.

IF WE FAIL TO OBTAIN THE CAPITAL NECESSARY TO FUND OUR OPERATIONS, WE WILL BE UNABLE TO ADVANCE OUR DEVELOPMENT PROGRAMS AND COMPLETE OUR CLINICAL TRIALS.

     On September 30, 2001, we had approximately $71.7 million in cash and cash equivalents. We expect that we will fund our development programs, clinical trials, and other operating expenses with our current working capital into 2003. Since our inception, we have financed our operations primarily through the sale of equity, interest income earned on cash and cash equivalent balances and debt provided through a credit facility secured by some of our manufacturing and laboratory assets. In order to fund our future needs, we will be required to raise money in the capital markets, through arrangements with corporate partners, or from other sources. Additional financing, however, may not be available on favorable terms or at all. If we are unable to raise additional funds when we need them, we may be required to delay, reduce or eliminate some or all of our development programs and some or all of our clinical trials, including the development programs and clinical trials supporting our lead cancer vaccine, Oncophage. We also may be forced to license technologies to others that we would prefer to develop internally.

WE MAY NOT RECEIVE SIGNIFICANT PAYMENTS FROM COLLABORATORS DUE TO UNSUCCESSFUL RESULTS IN EXISTING COLLABORATIONS OR A FAILURE TO ENTER INTO FUTURE COLLABORATIONS.

     Part of our strategy is to develop and commercialize some of our products by continuing our existing collaborative arrangements with academic and corporate collaborators and licensees and by entering into new collaborations. Our success depends on the success of these parties in performing research, preclinical and clinical testing. These arrangements may require us to transfer important rights to these corporate collaborators and licensees. These collaborators and licensees could choose not to devote resources to these arrangements or, under certain circumstances, may terminate these arrangements early. In addition, these collaborators and licensees, outside of their arrangements with us, may develop technologies or products that are competitive with those that we are developing. As a result, our strategic collaborations may not continue, we may not be able to enter into new collaborations or we may not receive revenues from any of these relationships.

WE MUST RECEIVE SEPARATE REGULATORY APPROVALS FOR EACH OF OUR DRUGS AND VACCINES IN EACH TYPE OF DISEASE BEFORE WE CAN SELL THEM COMMERCIALLY IN THE UNITED STATES OR INTERNATIONALLY.

     We cannot sell any of our drugs or vaccines until they receive regulatory approval. Oncophage and any of our other drug candidates could take a significantly longer time to gain regulatory approval than we expect or may never gain approval. The process of obtaining and maintaining regulatory approvals for new therapeutic products is lengthy, expensive and uncertain. It also can vary substantially, based on the type, complexity and novelty of the product involved. Our lead product, Oncophage, is a novel cancer therapeutic vaccine that is personalized for each patient. To date, the FDA and foreign regulatory agencies have approved only a limited number of cancer therapeutic vaccines for commercial sale and have relatively little experience in reviewing personalized medicine therapies. This lack of experience may lengthen the regulatory review process for Oncophage, increase our development costs and delay or prevent commercialization.

     To obtain regulatory approvals, we must, among other requirements, complete carefully controlled and well-designed clinical trials demonstrating that a particular drug or vaccine is safe and effective for the applicable disease. Any delays or difficulties that we encounter in these clinical trials may have a substantial adverse impact on our operations and cause our stock price to decline significantly. We rely on third party clinical investigators to conduct our clinical trials and as a result, we may encounter delays outside our control. Future clinical trials may not show that our drugs and vaccines are safe and effective. In addition, we or the FDA might delay or halt the clinical trials, including our Phase III trials of Oncophage, for various reasons, including:

     - Oncophage may not appear to be more effective than current therapies;

     - Oncophage may have unforeseen or significant adverse side effects or other safety issues;

     - the time required to determine whether Oncophage is effective may be longer than expected;

     - we may be unable to adequately follow or evaluate patients after treatment with Oncophage;

     - patients may die during a clinical trial because their disease is too advanced or because they experience medical problems that may not be related to Oncophage;

     - sufficient numbers of patients may not enroll in our clinical trials; or

     - we may be unable to produce sufficient quantities of Oncophage to complete the trials.

THE SUCCESS OF OUR ACQUISITION OF ARONEX PHARMACEUTICALS IS LARGELY DEPENDENT ON ATRAGEN RECEIVING REGULATORY APPROVAL.

     A significant factor in our decision to acquire Aronex Pharmaceuticals was our optimism regarding our ability to obtain regulatory approval of ATRAGEN for the treatment of acute promyelocytic leukemia, also referred to as APL. In January 2001, Aronex Pharmaceuticals received a "not approvable" letter from the FDA for its new drug application, or NDA, for ATRAGEN in APL. In August 2001, we met with the FDA to discuss our strategy for amending the NDA for ATRAGEN in APL. Based on the FDA's comments from that meeting, we determined that the additional development costs necessary to amend the NDA for ATRAGEN in APL would outweigh the benefits of an approval of ATRAGEN in that indication. We are evaluating a development strategy for ATRAGEN in other types of cancer. There is a chance that ATRAGEN will never receive FDA approval, or such approval will be significantly delayed.

IF WE ARE UNABLE TO PURIFY HEAT SHOCK PROTEINS FROM SOME CANCER TYPES, THE SIZE OF OUR POTENTIAL MARKET WOULD DECREASE.

     Heat shock proteins occur naturally in the human body and activate powerful cellular immune responses. Our ability to successfully commercialize Oncophage for a particular cancer type depends on our ability to purify heat shock proteins from that type of cancer. Based on our clinical trials conducted to date, in renal cell carcinoma, we have been able to manufacture Oncophage from 94% of the tumors delivered to our manufacturing facility; for melanoma, 89%; for colorectal carcinoma, 98%; for gastric cancer, 81%; and for pancreatic cancer, 30%. The relatively low rate for pancreatic cancer is due to the abundance of proteases in pancreatic tissue. Proteases are enzymes that break down proteins. These proteases may degrade the heat shock proteins during the purification process. We have recently made process development advances that have improved the manufacture of Oncophage from pancreatic tissue. In a recently expanded Phase I pancreatic cancer study, Oncophage was manufactured from 5 of 5 tumor samples (100%), bringing the aggregate success rate for this cancer type to 50%.

     We may encounter this problem or similar problems with other types of cancers as we expand our research. If we cannot overcome these problems, the number of cancer types that Oncophage could treat would be limited.

IF WE FAIL TO SUSTAIN AND FURTHER BUILD OUR INTELLECTUAL PROPERTY RIGHTS, COMPETITORS WILL BE ABLE TO TAKE ADVANTAGE OF OUR RESEARCH AND DEVELOPMENT EFFORTS TO DEVELOP COMPETING PRODUCTS AND OUR BUSINESS WILL SUFFER.

     If we are not able to protect our proprietary technology, trade secrets and know-how, our competitors may use our inventions to develop competing products. We currently have exclusive rights to 73 issued United States patents and 66 foreign patents. We also have rights to 81 pending United States patent applications and 97 pending foreign patent applications. However, our patents may not protect us against our competitors. The standards which the United States Patent and Trademark Office uses to grant patents, and the standards which courts use to interpret patents, are not always applied predictably or uniformly and can change, particularly as new technologies develop. Consequently, the level of protection, if any, that will be given to our patents if we attempt to enforce them and they are challenged in court, is uncertain. In addition, the type and extent of patent claims that will be issued to us in the future is uncertain. Any patents which are issued may not contain claims which will permit us to stop competitors from using similar technology.

     In addition to our patented technology, we also rely on unpatented technology, trade secrets and confidential information. We may not be able to effectively protect our rights to this technology or information. Other parties may independently develop substantially equivalent information and techniques or otherwise gain access to or disclose our technology. We generally require each of our employees, consultants, collaborators, and certain contractors to execute a confidentiality agreement at the commencement of an employment, consulting or collaborative relationship with us. However, these agreements may not provide effective protection of our technology or information or, in the event of unauthorized use or disclosure, they may not provide adequate remedies.

WE MAY INCUR SUBSTANTIAL COSTS AS A RESULT OF LITIGATION OR OTHER PROCEEDINGS RELATING TO PATENT AND OTHER INTELLECTUAL PROPERTY RIGHTS AND WE MAY BE UNABLE TO PROTECT OUR RIGHTS TO OUR TECHNOLOGY.

     If we choose to go to court to stop someone else from using the inventions claimed in our patents, that individual or company has the right to ask the court to rule that our patents are invalid and should not be enforced against that third party. These lawsuits are expensive and would consume time and other resources even if we were successful in stopping the violation of our patents. In addition, there is a risk that the court will decide that our patents are not valid and that we do not have the right to stop the other party from using the inventions. There is also the risk that, even if the validity of our patents is upheld, the court will refuse to stop the other party on the ground that such other party's activities are not covered by (that is, do not infringe) our patents.

     Furthermore, a third party may claim that we are using inventions covered by such third party's patent and may go to court to stop us from engaging in our normal operations and activities. These lawsuits are expensive and would consume time and other resources. There is a risk that a court would decide that we are violating the third party's patent and would order us to stop the activities covered by the patent. In addition, there is a risk that a court will order us to pay the other party damages for having violated the other party's patent.

     Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to continue our operations.

     We have been contacted by a third party about licensing to us its United States patent relating to alleviation of symptoms of cancer. We do not believe that we need to license this patent because we do not believe any of our products infringe any valid claims of this patent.

     In 1995, the European Patent Office issued a European patent, with claims directed to the use of heat shock proteins to produce or enhance immune responses to cancer and infectious diseases, to the Whitehead Institute for Biomedical Research and the Medical Research Council. This patent is exclusively licensed to StressGen Biotechnologies Corporation. In 1996, we filed an opposition to the patent in the European Patent Office. In 1998, the European Patent Office issued a preliminary, non-binding opinion that the patent should be revoked in its entirety. Subsequently, in oral proceedings before the European Patent Office in 2000, the patent was revoked in its entirety. While the holders of the patent have filed a notice of appeal of this decision, to the best of our knowledge they have not filed an appeal brief by the deadline set by the European Patent Office.

     This European patent claims priority to a United States patent application filed in 1988. We do not know whether this application, or any related application, is still pending. To date, no United States patent has issued from this application. We do not know whether a United States patent will ever issue from this patent application. If a United States patent does issue, we do not know whether the patent will be enforceable, whether any valid claims will cover our activities or products, or whether the patent owner will attempt to assert the patent against us.

WE FACE LITIGATION THAT COULD RESULT IN SUBSTANTIAL DAMAGES AND MAY DIVERT MANAGEMENT'S TIME AND ATTENTION FROM OUR BUSINESS.

     Antigenics, our Chairman and Chief Executive Officer Garo Armen, and two brokerage firms that served as underwriters in our initial public offering have been named as defendants in a civil class action lawsuit filed on November 5, 2001 in the Federal District Court in the Southern District of New York. The suit alleges that these underwriters charged secret excessive commissions to certain of their customers in return for allocations of our stock in the offering. The suit also alleges that shares of our stock were allocated to certain of the underwriters' customers based upon an agreement by such customers to purchase subsequent shares of our stock in the secondary market. While we intend to vigorously defend these claims, we could be required to pay substantial damages if the lawsuit is not resolved in our favor and, regardless of the outcome, the lawsuit may cause a diversion of our management's time and attention from our business.

IF WE FAIL TO KEEP KEY MANAGEMENT AND SCIENTIFIC PERSONNEL, WE MAY BE UNABLE TO SUCCESSFULLY DEVELOP OUR THERAPEUTIC DRUGS OR VACCINES, CONDUCT CLINICAL TRIALS AND OBTAIN FINANCING.

     We are highly dependent on our senior management and scientific personnel, particularly Garo H. Armen, Ph.D., our chairman and chief executive officer, Pramod K. Srivastava, Ph.D., our chief scientific officer, a member of our board of directors and chairman of our scientific advisory board, Russell Herndon, our chief operating officer, and Elma Hawkins, Ph.D., our vice chairman. Since our manufacturing process is unique, our manufacturing and quality control personnel are also very important. The competition for these and other qualified personnel in the biotechnology field is intense. If we are not able to attract and retain qualified scientific, technical and managerial personnel, we may be unable to achieve our business objectives.

     In addition, we have licensed a significant portion of our intellectual property from institutions at which Dr. Srivastava has worked. We also sponsor research in Dr. Srivastava's laboratory at the University of Connecticut Health Center in exchange for the right to license discoveries made in that laboratory with our funding. Dr. Srivastava is a member of the faculty of the University of Connecticut School of Medicine. The regulations and policies of the University of Connecticut Health Center govern the relationship between a faculty member and a commercial enterprise. These regulations and policies prohibit Dr. Srivastava from becoming our employee. Furthermore, the University of Connecticut may modify these regulations and policies in the future to further limit Dr. Srivastava's relationship with us. Dr. Srivastava has a consulting agreement with us, which includes financial incentives for him to remain associated with us, but that may not be enough to compel him to remain associated with us even during the time covered by the consulting agreement. In addition, this agreement does not restrict his ability to compete with us after his association is terminated.

IF WE FAIL TO OBTAIN ADEQUATE LEVELS OF REIMBURSEMENT FOR OUR THERAPEUTIC DRUGS OR VACCINES FROM THIRD PARTY PAYERS, THE COMMERCIAL POTENTIAL OF OUR THERAPEUTIC DRUGS OR VACCINES WILL BE SIGNIFICANTLY LIMITED.

     Our profitability will depend on the extent to which government authorities, private health insurance providers and other organizations provide reimbursement for the cost of our therapeutic drugs or vaccines. Many patients will not be capable of paying for our therapeutic drugs or vaccines themselves. A primary trend in the United States health care industry is toward cost containment. Large private payers, managed care organizations, group purchasing organizations and similar organizations are exerting increasing influence on decisions regarding the use of particular treatments. Furthermore, many third party payers limit reimbursement for newly approved health care products. Cost containment measures may prevent us from becoming profitable.

PRODUCT LIABILITY AND OTHER CLAIMS AGAINST US MAY REDUCE DEMAND FOR OUR PRODUCTS OR RESULT IN SUBSTANTIAL DAMAGES.

     We face an inherent risk of product liability exposure related to testing our therapeutic drugs or vaccines in human clinical trials and will face even greater risks when we sell our drugs or vaccines commercially. An individual may bring a product liability claim against us if one of our drugs or vaccines causes, or merely appears to have caused, an injury. Regardless of merit or eventual outcome, product liability claims may result in:

     - decreased demand for our therapeutic drugs or vaccines;

     - injury to our reputation;

     - withdrawal of clinical trial volunteers;

     - costs of related litigation; and

     - substantial monetary awards to plaintiffs.

     We manufacture Oncophage from a patient's tumor and a medical professional must inject the Oncophage into that same patient. A patient may sue us if we, a hospital or a delivery company fails to deliver the removed tumor or that patient's Oncophage. We anticipate that the logistics of shipping will become more complex as the number of patients we treat increases, and it is possible that all shipments will not be made without incident. In addition, administration of Oncophage at a hospital poses another chance for delivery to the wrong patient. Currently, we do not have insurance that covers loss of or damage to Oncophage and do not know whether insurance will be available to us at a reasonable price or at all.

     We have limited product liability coverage for clinical research use of product candidates. We also maintain limited product liability insurance for the commercial sale of Quilvax-FELV. This limited insurance coverage may be insufficient to fully compensate us for future claims.

WE MAY INCUR SIGNIFICANT COSTS COMPLYING WITH ENVIRONMENTAL LAWS AND
REGULATIONS.

     We use hazardous, infectious and radioactive materials that could be dangerous to human health, safety or the environment. As appropriate, we store these materials and various wastes resulting from their use at our facility pending ultimate use and disposal. We are subject to a variety of federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials and wastes resulting from their use. We may incur significant costs complying with both existing and future environmental laws and regulations. In particular, we are subject to regulation by the Occupational Safety and Health Administration and the Environmental Protection Agency and to regulation under the Toxic Substances Control Act and the Resource Conservation and Recovery Act. OSHA or the EPA may adopt regulations that may affect our research and development programs. We are unable to predict whether any agency will adopt any regulations which could have a material adverse effect on our operations.

     Although we believe our safety procedures for handling and disposing of these materials comply with federal, state and local laws and regulations, we cannot entirely eliminate the risk of accidental injury or contamination from these materials. In the event of an accident, we could be held liable for any resulting damages which could be substantial.

OUR COMPETITORS IN THE BIOTECHNOLOGY AND PHARMACEUTICAL INDUSTRIES MAY HAVE SUPERIOR PRODUCTS, MANUFACTURING CAPABILITY OR MARKETING EXPERTISE.

     Our business may fail because we face intense competition from major pharmaceutical companies and specialized biotechnology companies engaged in the development of therapeutic drugs or vaccines and other therapeutic products, including heat shock proteins, directed at cancer, infectious diseases, autoimmnune disorders, and degenerative disorders. Several of these companies, such as Dendreon, Stressgen, AVAX, Intracel and Cell Genesys utilize similar technologies and/or personalized medicine techniques. Additionally, many of our competitors, including large pharmaceutical companies, have greater financial and human resources and more experience. Our competitors may:

     - commercialize their products sooner than we commercialize ours;

     - develop safer or more effective therapeutic drugs or preventive vaccines and other therapeutic products;

     - implement more effective approaches to sales and marketing;

     - establish superior proprietary positions; or

     - discover technologies that may result in medical insights or breakthroughs which may render our drugs or vaccines obsolete even before they generate any revenue.

     More specifically, if we receive regulatory approvals, some of our therapeutic drugs or vaccines will compete with well-established, FDA approved therapies that have generated substantial sales over a number of years. We anticipate that we will face increased competition in the future as new companies enter our markets and scientific developments surrounding immunotherapy and other cancer therapies continue to accelerate.

WE MAY NOT SUCCESSFULLY INTEGRATE OPERATIONS WITH OUR RECENTLY ACQUIRED BUSINESSES, AND THE INTEGRATION OF THE BUSINESSES MAY BE COSTLY.

     On November 16, 2000, we acquired Aquila Biopharmaceuticals, Inc. and on July 12, 2001, we acquired Aronex Pharmaceuticals, Inc. We are integrating our operations with those of Aquila and Aronex Pharmaceuticals. These integrations require significant efforts from each entity, including coordinating research and development efforts. Aquila's and Aronex Pharmaceuticals' collaborators, customers, distributors or suppliers may terminate their arrangements or demand new arrangements; and Aquila or Aronex Pharmaceuticals personnel may leave as a result of the acquisitions. Integrating operations may distract management's attention from the day-to-day business of the combined company. If we are unable to successfully integrate the operations of these companies or if this integration process costs more than expected, our future results will be negatively impacted.

     The integration of these businesses into our operations will involve a number of risks, including:

     - the possible diversion of management's attention from other business concerns;

     - the possible loss of key employees from acquisitions;

     - potential difficulties in integrating the operations of those businesses;

     - the potential inability to successfully replicate our operating efficiencies in Aquila's or Aronex Pharmaceuticals' operations; and

     - unanticipated problems or legal liabilities.

     We acquired these companies in order to, among other things, broaden our product portfolio and, in Aronex Pharmaceuticals' case, to try to bring to market certain of Aronex Pharmaceuticals' drugs at a faster pace than our current products. We may find that these drugs are not viable or may take more resources to bring to market than originally anticipated.

                           RISKS RELATED TO OUR STOCK

OUR OFFICERS AND DIRECTORS MAY BE ABLE TO BLOCK PROPOSALS FOR A CHANGE IN
CONTROL.

     As of September 30, 2001, Antigenics Holdings L.L.C. controlled approximately 38.5% of our outstanding common stock. Due to this concentration of ownership, Antigenics Holdings may be able to prevail on all matters requiring a stockholder vote, including:

     - the election of directors;

     - the amendment of our organizational documents; or

     - the approval of a merger, sale of assets or other major corporate transaction.

     Our directors and officers, if they elect to act together, can control Antigenics Holdings. In addition, several of our directors and officers directly and indirectly own shares of our common stock.

ANTI-TAKEOVER PROVISIONS IN OUR CHARTER DOCUMENTS AND UNDER DELAWARE LAW MAY MAKE AN ACQUISITION OF US MORE DIFFICULT.

     We are incorporated in Delaware. Anti-takeover provisions of Delaware law and our charter documents may make a change in control more difficult even if the stockholders desire a change in control. Our anti-takeover provisions include provisions in our certificate of incorporation providing that stockholders' meetings may only be called by the president or the majority of the board of directors and a provision in our by-laws providing that our stockholders may not take action by written consent. Additionally, our board of directors has the authority to issue up to one million shares of preferred stock (including the shares being issued in this offering) and to determine the terms of those shares of stock without any further action by our stockholders. The rights of holders of our stock are subject to the rights of the holders of any preferred stock that may be issued. The issuance of preferred stock could make it more difficult for a third party to acquire a majority of our outstanding voting stock. Our charter also provides for the classification of our board of directors into three classes. This "staggered board" generally may prevent stockholders from replacing the entire board in a single proxy contest. In addition, our directors may only be removed from office for cause. Delaware law also prohibits a corporation from engaging in a business combination with any holder of 15% or more of its capital stock until the holder has held the stock for three years unless, among other possibilities, the board of directors approves the transaction. The board may use this provision to prevent changes in our management. Also, under applicable Delaware law, our board of directors may adopt additional anti-takeover measures in the future.

OUR STOCK HAS LOW TRADING VOLUME AND THEREFORE OUR PUBLIC TRADING PRICE MAY BE VOLATILE.

     Since our initial public offering on February 4, 2000, the per share price of our common stock has fluctuated between $10.00 and $71.50 with an average daily trading volume over the three months ended September 30, 2001 of approximately 103,000. The market has experienced significant price and volume fluctuations that are often unrelated to the operating performance of individual companies. In addition to general market volatility, many factors may have a significant adverse effect on the market price of our stock, including:

     - announcements of decisions made by public officials;

     - results of our preclinical and clinical trials;

     - announcements of technological innovations or new commercial products by us or our competitors;

     - developments concerning proprietary rights, including patent and litigation matters;

     - publicity regarding actual or potential results with respect to products under development by us or by our competitors;

     - regulatory developments; and

     - quarterly fluctuations in our revenues and other financial results.

THE SALE OF A SUBSTANTIAL NUMBER OF SHARES COULD CAUSE THE MARKET PRICE OF OUR STOCK TO DECLINE.

     The sale by us or the resale by stockholders of shares of our stock could cause the market price of our stock to decline. As of November 15, 2001, we had 29,004,277 shares of common stock outstanding. All of these shares are eligible for sale on the Nasdaq National Market, although certain of the shares are subject to sale volume and other limitations.

     We have filed registration statements to permit the sale of 5,236,831 shares of common stock under our equity incentive plan and certain equity plans that we assumed in the acquisitions of Aquila Biopharmaceuticals and Aronex Pharmaceuticals. We have also filed a registration statement to permit the sale of 300,000 shares of common stock under our employee stock purchase plan. As of September 30, 2001, options to purchase approximately 3,333,000 shares of our stock upon exercise of options with a weighted average exercise price per share of $12.14 were outstanding. Many of these options are subject to vesting that generally occurs over a period of up to five years following the date of grant. As of September 30, 2001, warrants to purchase approximately 399,000 shares of our common stock with a weighted average exercise price per share of $24.21 were outstanding. In addition, in connection with our acquisition of Aronex Pharmaceuticals, we issued contingent value rights that may result in the issuance of 326,000 shares of our stock.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements. Generally, these statements can be identified by the use of phrases like "believe," "expect," "anticipate," "plan," "may," "will," "could," "estimate," "potential," "opportunity," "future," "project" and similar terms and include statements about our:

     - product research and development activities;

     - the efficacy of our immunotherapeutics in treating diseases;

     - plans for regulatory filings;

     - receipt of regulatory approvals;

     - cash needs;

     - plans for sales and marketing;

     - results of scientific research;

     - implementation of our corporate strategy; and

     - financial performance.

     These forward-looking statements involve risks and uncertainties. Our actual results could differ significantly from the results discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in "Risk Factors." You should carefully consider that information before you make an investment decision. You should not place undue reliance on our forward-looking statements.

                                USE OF PROCEEDS

     Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, acquisitions of new technologies and investments. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     Each time we offer debt securities, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required. Each time we offer shares of preferred stock, we will provide a table setting forth our ratio of combined fixed charges and preferred stock dividends to earnings, if required.

                          DESCRIPTION OF COMMON STOCK

     The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and by-laws, copies of which are on file with the SEC as exhibits to registration statements that we previously filed. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

     We have authority to issue 100,000,000 shares of common stock. As of November 15, 2001, we had 29,004,277 shares of common stock outstanding.

GENERAL

     Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available for payment of dividends, as the board may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Each outstanding share of common stock is fully paid and nonassessable.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company. Its telephone number is (800) 937-5449.

                         DESCRIPTION OF PREFERRED STOCK

     We currently have authorized 1,000,000 shares of undesignated preferred stock, none of which were issued and outstanding as of the date of this prospectus.

GENERAL

     Under Delaware law and our charter, our board of directors is authorized, without stockholder approval, to issue shares of preferred stock from time to time in one or more series. Subject to limitations prescribed by Delaware law and our charter and by-laws, the board of directors can determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board.

     Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of these shares might believe to be in their best interests or in which holders of some, or a majority, of these shares might receive a premium for their shares over the then market price of the shares.

     If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate or supplemental indenture establishing the terms of the preferred stock with the SEC. This description will include:

     - the title and stated value;

     - the number of shares offered, the liquidation preference per share and the purchase price;

     - the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

     - whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

     - the procedures for any auction and remarketing, if any;

     - the provisions for a sinking fund, if any;

     - the provisions for redemption, if applicable;

     - any listing of the preferred stock on any securities exchange or market;

     - whether the preferred stock will be convertible into Antigenics common stock or any series thereof, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

     - whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

     - voting rights, if any, of the preferred stock;

     - whether interests in the preferred stock will be represented by depositary shares;

     - a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

     - the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Antigenics;

     - any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of Antigenics; and

     - any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

     The preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

RANK

     Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Antigenics, rank as follows:

     - senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that they rank junior to the preferred stock with respect to those rights;

     - on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to those rights; and

     - junior to all equity securities issued by us the terms of which do not specifically provide that they rank on a parity with or junior to the preferred stock with respect to these rights (including any entity with which we may be merged or consolidated or to which all or substantially all our assets may be transferred or which transfers all or substantially all of the assets of Antigenics).

     As used for these purposes, the term "equity securities" does not include convertible debt securities.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

     We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of preferred stock, as specified in the applicable prospectus supplement. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the class or series of the preferred stock represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

     The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred stock by us to a depositary, we will cause the depositary to issue the receipts on our behalf. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made in the prospectus relating to the deposit agreement and the depositary receipts to be issued pursuant to the deposit agreement are summaries of some of the anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders, subject to the holders' obligations to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

     If we make a distribution other than in cash, the depositary will distribute any property it receives to the record holders of depositary receipts, subject to the holders' obligations to file proofs, certificates and other information and to pay certain charges and expenses to the depositary, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

WITHDRAWAL OF STOCK

     The holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock, and any applicable money or other property, represented by the corresponding depositary shares upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption or converted). Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but those holders will not thereafter be entitled to receive depositary shares for those shares of preferred stock. If the holder delivers depositary receipts evidencing more depositary shares than correspond to the number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the remainder of the depositary shares.

REDEMPTION OF DEPOSITARY SHARES

     Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of the depositary shares representing shares of the class or series of preferred stock to be redeemed, if we first pay to the depositary the full redemption price of the preferred stock plus any accrued and unpaid dividends on the preferred stock to the date of redemption. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us.

     From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of preferred stock called for redemption will cease to accrue, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon redemption and any money or other property to which the holders of the depositary receipts were entitled upon such redemption.

VOTING OF PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock deposited with the depositary are entitled to vote, the depositary will deliver the information contained in the notice to the record holders of the depositary receipts evidencing the applicable depositary shares. Each record holder of depositary receipts evidencing depositary shares on the record date set for the relevant class or series of preferred stock may instruct the depositary to exercise the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. If the record holder provides no instructions, the depositary will abstain from voting the preferred stock represented by the depositary shares. The depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

LIQUIDATION PREFERENCE

     In the event we liquidate, dissolve or wind up, whether voluntarily or involuntarily, the holders of the depositary receipts will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by the depositary receipt as set forth in the applicable prospectus supplement.

CONVERSION OF PREFERRED STOCK

     We may provide in the applicable prospectus supplement relating to an offering of depositary shares that holders may surrender the depositary receipts to the applicable depositary with written instructions to cause conversion of a class or series of preferred stock represented by the depositary shares evidenced by the applicable depositary receipts into whole shares of common stock, other shares of a class or series of our preferred stock or other shares of stock, and we will carry out the conversion on the same terms as are applicable to the underlying preferred stock. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if conversion will result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

     The form of depositary receipt evidencing depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially or adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least a majority of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to exceptions in the deposit agreements, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related class or series of preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any amendment becomes effective shall be deemed, by continuing to hold the depositary receipt, to consent and agree to such amendment and to be bound by the applicable deposit agreement as amended.

     We may terminate the deposit agreement upon not less than 30 days' prior written notice to the depositary if a majority of each class or series of preferred stock subject to the deposit agreement consents to the termination, whereupon the depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipt, the number of whole or fractional shares of preferred stock represented by the depositary shares evidenced by the surrendered depositary receipts together with any other property held by depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if:

     - all outstanding depositary shares have been redeemed;

     - there has been a final distribution in respect of each class or series of preferred stock in connection with any liquidation, dissolution or winding up of Antigenics and that distribution shall have been made to the holders of the relevant depositary receipts; or

     - each share of the related preferred stock has been converted into shares of escrow stock not represented by depositary shares.

CHARGES OF A PREFERRED STOCK DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     The depositary will forward to holders of depositary receipts any reports and communications from us which are received by the depositary relating to the related preferred stock.

     We and the depositary will not be liable if we or they are prevented from or delayed in, by law or any circumstances beyond our or their control, performing our or their obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performing our respective duties in good faith and without negligence (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of a class or series of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

     In the event a depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and Antigenics, on the other hand, the preferred stock depositary shall be entitled to act on such claims, requests or instructions received from Antigenics.

                         DESCRIPTION OF DEBT SECURITIES


     We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between Antigenics and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. Each indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.


     We may offer under this prospectus up to an aggregate principal amount of $100,000,000 in debt securities; or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial public offering price of up to $100,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of Antigenics and will rank equally with all of our other unsecured indebtedness.

     The following statements relating to the debt securities and the indenture are summaries and do not purport to be complete, and are subject in their entirety to the detailed provisions of the indenture.

GENERAL

     We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. To review the terms of a series of debt securities, you must refer to both the prospectus supplement for the particular series and to the description of debt securities in this prospectus.

     The prospectus supplement will set forth the following terms of the debt securities in respect of which this prospectus is delivered:

     - the title of the series;

     - the aggregate principal amount;

     - the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

     - any limit on the aggregate principal amount;

     - the date or dates on which principal is payable;

     - the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

     - the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

     - the place or places where principal and, if applicable, premium and interest, is payable;

     - the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

     - the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

     - whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

     - the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

     - the currency of denomination;

     - the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

     - if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

     - if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

     - the provisions, if any, relating to any collateral provided for such debt securities;

     - any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

     - any events of default, if not otherwise described below under "-- Events of Default";

     - the terms and conditions, if any, for conversion into or exchange for shares of common stock or preferred stock;

     - any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

     - the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of Antigenics;

     - if applicable, whether the debt securities will be defeasible; and

     - any other terms, which may modify or delete any provision of the indenture insofar as it applies to the series.

     We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance to the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other special considerations which apply to these debt securities in the applicable prospectus supplement.

     We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, general tax considerations, specific terms and other information relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

EXCHANGE AND/OR CONVERSION RIGHTS

     We may issue debt securities which can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the term of exchange or conversion in the prospectus supplement relating to these debt securities.

TRANSFER AND EXCHANGE

     We may issue debt securities that will be represented by either:

     - "book-entry securities," which means that there will be one or more global securities registered in the name of The Depositary Trust Company, as depositary, or a nominee of the depositary; or

     - "certificated securities," which means that they will be represented by a certificate issued in definitive registered form.

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

     We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities. Except as set forth under "-- Global Debt Securities and Book Entry System" below, book-entry debt securities will not be issuable in certificated form.

CERTIFICATED DEBT SECURITIES

     If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee's office or at the paying agent's office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities, but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

     You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

GLOBAL DEBT SECURITIES AND BOOK ENTRY SYSTEM

     The depositary has indicated that it would follow the procedures described below for book-entry debt securities.

     Beneficial interests in book-entry debt securities may be owned only by participants that have accounts with the depositary for the related global debt security or persons that hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, each participant's account with the principal amount of the book-entry debt securities represented by such global debt security that is beneficially owned by the participant. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of such book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in book-entry debt securities.

     So long as the depositary for a global debt security, or its nominee, is the registered owner of a global debt security, the depositary or its nominee will be considered the sole owner or holder of the book-entry debt securities represented by the global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have such securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing the securities and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person who beneficially owns book-entry debt securities and desires to exercise its rights as a holder under the indenture, must rely on the procedures of the depositary for the related global debt security. If a person is not a participant, they must rely on the procedures of the participant through which they own their interest, to exercise the rights.

     We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities. Antigenics, the trustee, and any of their agents, will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to the global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture.

     Payments of principal and, if applicable, premium and interest, on book-entry debt securities will be made to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Antigenics and the trustee, and any of their agents will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global debt security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     We expect that the depositary, upon receipt of any payment of principal of, premium, if any, or interest, if any, on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the amounts of book-entry debt securities held by each participant as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participants.

     If the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, we will appoint a successor depositary. If we do not appoint a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 within 90 days, we will issue certificated debt securities in exchange for each global debt security. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities. If this happens, we will issue certificated debt securities in exchange for the global debt securities of the affected series. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants.

     We obtained the information in this section concerning the depositary and the depositary's book-entry system from sources we believe to be reliable, but we do not take any responsibility for the accuracy of this information.

NO PROTECTION IN THE EVENT OF CHANGE OF CONTROL

     The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Antigenics or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities in the future, we will describe them in the applicable prospectus supplement.

COVENANTS

     Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

     With respect to any series of senior subordinated debt securities, we will agree not to issue debt which is, expressly by its terms, subordinated in right of payment to any other debt of Antigenics and which is not ranked on a parity with, or subordinate and junior in right of payment to, the senior subordinated debt securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We have agreed in the indenture that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

     - the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

     - immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

EVENTS OF DEFAULT

     Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

     - we fail to pay any principal or premium, if any, when it becomes due;

     - we fail to pay any interest within 30 days after it becomes due;

     - we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

     - certain events occur involving bankruptcy, insolvency or reorganization of Antigenics or any of our significant subsidiaries.

     The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

     If an event of default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

     - all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

     - all lawful interest on overdue interest and overdue principal has been paid; and

     - the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when Antigenics has outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

     If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

     The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

     No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

     - the holder gives to the trustee written notice of a continuing event of default;

     - the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

     - the trustee fails to institute a proceeding within 60 days after such request; and

     - the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

     These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

MODIFICATION AND WAIVER

     From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

     - to provide that the surviving entity following a change of control of Antigenics permitted under the indenture will assume all of our obligations under the indenture and debt securities;

     - to provide for certificated debt securities in addition to uncertificated debt securities;

     - to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

     - to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

     - to appoint a successor trustee under the indenture with respect to one or more series.

     From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding debt securities, amend or supplement the indenture or the debt securities, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

     - reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

     - reduce the rate of or change the time for payment of interest;

     - reduce the principal of or change the stated maturity of the debt securities;

     - make any debt security payable in money other than that stated in the debt security;

     - change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

     - waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment; or

     - take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

DEFEASANCE OF DEBT SECURITIES AND CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

     The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

     - to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as "legal defeasance"):

          (1) to register the transfer or exchange of such debt securities;

          (2) to replace temporary or mutilated, destroyed, lost or stolen debt securities;

          (3) to compensate and indemnify the trustee; or

          (4) to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

     - to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as "covenant defeasance").

     In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

     - money;

     - U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

     - a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of a series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

     In addition, defeasance may be effected only if, among other things:

     - in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

     - in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

     - in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

     - certain other conditions described in the indenture are satisfied.

     If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

     The term "U.S. Government Obligations" as used in the above discussion means securities which are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     The term "Foreign Government Obligations" as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

REGARDING THE TRUSTEE

     We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of Antigenics, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee, acquires any "conflicting interest" within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

     The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

       CERTAIN PROVISIONS OF DELAWARE LAW AND OF OUR CHARTER AND BY-LAWS

     The following paragraphs summarize certain provisions of the Delaware General Corporation Law and our charter and by-laws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Delaware General Corporation Law and our charter and by-laws, copies of which are on file with the SEC as exhibits to registration statements that we previously filed. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

DELAWARE LAW

     Section 203 of the Delaware General Corporation Law is applicable to corporate takeovers of Delaware corporations. Subject to exceptions enumerated in Section 203, Section 203 provides that a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that the stockholder becomes an interested stockholder unless:

     - prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

     - upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; and

     - on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

     Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under some circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to our certificate of incorporation or by-laws, effective 12 months after adoption. Our certificate of incorporation and by-laws do not exclude the company from the restrictions imposed under Section 203. We expect that the provisions of Section 203 may encourage companies interested in acquiring it to negotiate in advance with our board of directors. These provisions may have the effect of deterring hostile takeovers or delaying changes in control of Antigenics, which could depress the market price of our stock and which could deprive stockholders of opportunities to realize a premium on shares of our stock held by them.

CHARTER AND BY-LAW PROVISIONS

     Our certificate of incorporation and by-laws contain provisions that could discourage potential takeover attempts and make more difficult attempts by stockholders to change management. The certificate of incorporation provides that stockholders may not take action by written consent but may only act at a stockholders' meeting, and that only our president or a majority of our board of directors may call special meetings of the stockholders. Our by-laws also require that stockholders provide advance notice of business to be brought by a stockholder before the annual meeting. Our certificate of incorporation includes provisions classifying the board of directors into three classes with staggered three-year terms. In addition, our directors may only be removed from office for cause. Under our certificate of incorporation and by-laws, the board of directors may enlarge the size of the board and fill any vacancies on the board. The by-laws provide that stockholders may not make nominations for directors at any annual or special meeting unless the stockholder intending to make a nomination notifies Antigenics of the stockholder's intention a specified period in advance and furnishes certain information.

                              PLAN OF DISTRIBUTION

     We may sell the securities being offered by us in this prospectus:

     - directly to purchasers;

     - through agents;

     - through dealers;

     - through underwriters; or

     - through a combination of any of these methods of sale.

     We and our agents and underwriters may sell the securities being offered by us in this prospectus from time to time in one or more transactions:

     - at a fixed price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to such prevailing market prices; or

     - at negotiated prices.

     We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters' obligations in the applicable prospectus supplement.

     We may solicit directly offers to purchase securities. We may also designate agents from time to time to solicit offers to purchase securities. Any agent that we designate, who may be deemed to be an "underwriter" as that term is defined in the Securities Act of 1933, may then resell such securities to the public at varying prices to be determined by such agent at the time of resale.

     If we use underwriters to sell securities, we will enter into an underwriting agreement with the underwriters at the time of the sale to them. The names of the underwriters will be set forth in the prospectus supplement which will be used by them together with this prospectus to make resales of the securities to the public. In connection with the sale of the securities offered, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of the securities.

     Underwriters may also use dealers to sell securities. If this happens, the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

     Any underwriting compensation paid by us to underwriters in connection with the offering of the securities offered in this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

     Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which they may be required to make in respect of such liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

     If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers, or other persons to solicit offers by certain institutions to purchase the securities offered by us under this prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for securities pursuant to those contracts and the commissions payable for solicitation of the contracts.

     Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M of the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by such dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

     Each series of securities offered under this prospectus will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq National Market. Any shares of our common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq National Market or on the exchange on which the stock offered is then listed, subject (if applicable) to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any of the securities we may offer from time to time for trading on an exchange or on the Nasdaq National Market, but we are not obligated to do so.

     The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

                                 LEGAL MATTERS

     Our counsel, Palmer & Dodge LLP, Boston, Massachusetts, will pass on the validity of the securities offered by this prospectus and any accompanying prospectus supplement. Paul M. Kinsella, a partner at Palmer & Dodge LLP, is our Secretary.

                                    EXPERTS

     The consolidated financial statements of Antigenics Inc. and subsidiary as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The audited financial statements of Aquila Biopharmaceuticals as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31 1999, incorporated in this prospectus by reference to the Current Report on Form 8-K of Antigenics, Inc, filed on November 30, 2000 as amended by the Current Report on Form 8-K/A filed on January 29, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Aronex Pharmaceuticals, Inc. as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, incorporated in the prospectus by reference to the Current Report on Form 8-K of Antigenics Inc., dated July 12, 2001, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and is incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding Aronex Pharmaceuticals' ability to continue as a going concern as discussed in Note 1 to the financial statements, and which includes an explanatory paragraph with respect to the change in method of accounting for revenue recognition as discussed in Note 2 to the financial statements.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the securities covered by this prospectus:

     - our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on March 28, 2001;

     - our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 (filed on May 11, 2001), June 30, 2001 (filed on August 14, 2001) and September 30, 2001 (filed on November 13, 2001);

     - our Current Reports on Form 8-K filed on November 30, 2000 (as amended on Form 8-K/A filed on January 29, 2001), April 24, 2001, July 19, 2001, July 26, 2001, July 27, 2001 and September 21, 2001;

     - our Proxy Statement on Schedule 14A filed on April 30, 2001; and

     - the description of our common stock contained in our Registration Statement on Form 8-A, filed on January 24, 2000, including any amendment or reports filed for the purpose of updating such description.

     We will provide to you, without charge, upon your written or oral request, a copy of any or all of the documents that we incorporate by reference, including exhibits. Please direct requests to: Investor Relations at Antigenics Inc., 630 Fifth Avenue, New York, New York 10111, where the phone number is
(212) 332-4774.

                      WHERE YOU CAN FIND MORE INFORMATION

     You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover.

     We file annual, quarterly, and special reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available on the SEC's web site at http://www.sec.gov. Copies of certain information filed by us with the Commission are also available on our web site at http://www.antigenics.com. Our web site is not part of this prospectus.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the securities being registered are as follows:

                                                              AMOUNT TO
                                                               BE PAID
                                                              ---------
Registration fee............................................  $ 25,000
Printing and Engraving Expenses.............................   100,000
Legal fees and expenses.....................................   150,000
Accounting fees and expenses................................   100,000
Miscellaneous...............................................    10,000
                                                              --------
Total.......................................................  $385,000
                                                              ========

     All of the above figures, except the SEC registration fee, are estimated, and we will pay all of the above expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys' fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit. And with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

     Article V of Antigenics' By-laws provides that Antigenics shall, to the extent legally permitted, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was, or has agreed to become, a director or officer of Antigenics, or is or was serving, or has agreed to serve, at the request of Antigenics, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprises. The indemnification provided for in Article V is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons.

     Section 145(g) of the Delaware General Corporation Law and Article V of By-laws of Antigenics provide that the company shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

     Antigenics has entered into indemnification agreements with each of its directors and executive officers and has obtained insurance covering its directors and officers against losses and insuring Antigenics against certain of its obligations to indemnify its directors and officers.

     Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     Pursuant to the Delaware General Corporation Law, Section 6 of Article FIFTH of the Certificate of Incorporation of Antigenics eliminates a director's personal liability for monetary damages to Antigenics and its stockholders for breach of fiduciary duty as a director, except in circumstances involving a breach of the director's duty of loyalty to Antigenics or its stockholders, acts or omissions not in good faith, intentional misconduct, knowing violations of the law, self-dealing or the unlawful payment of dividends or repurchase of stock.

ITEM 16.  EXHIBITS


EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
  1.1     Form of Underwriting Agreement.*
  3.1     Certificate of Incorporation of Antigenics Inc. Filed as
          Exhibit 3.1 to our Registration Statement on Form S-1 (File
          No. 333-91747) and incorporated herein by reference.
  3.2     By-laws of Antigenics Inc. Filed as Exhibit 3.2 to our
          Registration Statement on Form S-1 (File No. 333-91747) and
          incorporated herein by reference.
  4.1     Form of Common Stock Certificate. Filed as Exhibit 4.1 to
          our Registration Statement on Form S-1 (File No. 333-91747)
          and incorporated herein by reference.
  4.2     Form of Warrant to purchase Common Stock, together with a
          list of holders. Filed as Exhibit 4.2 to our Registration
          Statement on Form S-1 (File No. 333-91747) and incorporated herein by reference.
  4.3     Form of Subscription Agreement, as amended, together with a list of parties thereto. Filed as Exhibit 4.3 to our
          Registration Statement on Form S-1 (File No. 333-91747) and
          incorporated herein by reference.
  4.4     Form of Common Stock Purchase Warrant. Filed as Exhibit 4.3
          to the Report on Form 8-K (File No. 0-20111) of Aronex
          Pharmaceuticals, Inc. dated April 17, 2000 and incorporated herein by reference.
  4.5     Form of Common Stock Purchase Warrant. Filed as Exhibit 4.2
          to the Report on Form 8-K (File No. 0-20111) of Aronex
          Pharmaceuticals, Inc. dated April 17, 2000 and incorporated herein by reference.
  4.6     Registration Rights Agreement dated August 2, 1989 by and
          among Aronex Pharmaceuticals, Inc. and certain of its
          stockholders. Filed as Exhibit 10.2 to the Registration
          Statement on Form S-1 (File No. 333-47418) of Aronex
          Pharmaceuticals, Inc. and incorporated herein by reference.
  4.7     First Amendment to Registration Rights Agreement dated April
          18, 1990, by and among Aronex Pharmaceuticals, Inc. and
          certain of its stockholders. Filed as Exhibit 10.3 to the
          Registration Statement on Form S-1 (File No. 333-47418) of
          Aronex Pharmaceuticals, Inc. and incorporated herein by
          reference.
  4.8     Second Amendment to Registration Rights Agreement dated
          October 31, 1991, by and among Aronex Pharmaceuticals, Inc.
          and certain of its stockholders. Filed as Exhibit 10.4 to
          the Registration Statement on Form S-1 (File No. 333-47418)
          of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.
  4.9     Third Amendment to Registration Rights Agreement, dated
          September 10, 1993, among Aronex Pharmaceuticals, Inc. and certain of its stockholders. Filed as Exhibit 10.24 to the
          Registration Statement on Form S-1 (File No. 333-71166) of
          Aronex Pharmaceuticals, Inc. and incorporated herein by
          reference.
  4.10    Fourth Amendment to Registration Rights Agreement dated
          January 20, 1994, among Aronex Pharmaceuticals and certain of its stockholders. Filed as Exhibit 10.5 to the Annual
          Report on Form 10-K/A for the year ended December 31, 1999
          (File No. 0-20111) of Aronex Pharmaceuticals, Inc. and
          incorporated herein by reference.
  4.11    Form of Warrant to Purchase of Common Stock issued to
          Paramount Capital Inc. Filed as Exhibit 1.2 to the
          Registration Statement on Form S-1 (File No. 333-67599) of
          Aronex Pharmaceuticals, Inc. and incorporated herein by
          reference.
  4.12    10% Convertible Note, dated May 21, 1999, by Aronex
          Pharmaceuticals made payable to Genzyme Corporation. Filed as Exhibit 10.2 to Report on Form 8-K (File No. 0-20111) of
          Aronex Pharmaceuticals, Inc. dated June 4, 1999 and
          incorporated herein by reference.
  4.13    Common Stock Purchase Warrant issued to Genzyme Corporation.
          Filed as Exhibit 10.3 to Report on Form 8-K (File No.
          0-20111) of Aronex Pharmaceuticals, Inc. dated June 4, 1999 and incorporated herein by reference.
  4.14    Form of Indenture. Previously filed.
  4.15    Certificate of Designation of Preferred Stock.*

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
  4.16    Form of Preferred Stock Certificate.*
  4.17    Form of Deposit Agreement.*
  5.1     Opinion of Palmer & Dodge LLP. Previously filed.
 12.1     Calculation of Ratio of Earnings to Fixed Charges.
          Previously filed.
 23.1     Consent of KPMG LLP. Previously filed.
 23.2     Consent of PricewaterhouseCoopers LLP. Previously filed.
 23.3     Consent of Arthur Andersen LLP. Previously filed.
 23.4     Consent of Palmer & Dodge LLP. Included in the opinion filed as Exhibit 5.1.
 24.1     Power of Attorney. Previously filed.
 25.1     Statement of Eligibility of Trustee on Form T-1.**


---------------

 * To be filed by amendment or by Current Report on Form 8-K pursuant to Item 601(b) of Regulation S-K.

** To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture
   Act of 1939.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of December 5, 2001.


                                          ANTIGENICS INC.

                                          By:       /s/ GARO H. ARMEN
                                            ------------------------------------
                                                    Garo H. Armen, Ph.D.
                                             President, Chief Executive Officer
                                                             and
                                             Chairman of the Board of Directors


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and as of the dates indicated.



SIGNATURE                                                        TITLE                     DATE
---------                                                        -----                     ----

                 /s/ GARO H. ARMEN                   President, Chief Executive      December 5, 2001
---------------------------------------------------    Officer and Chairman of the
                 Garo Armen, Ph.D.                     Board of Directors
                                                       (Principal Executive Officer
                                                       and Principal Financial and
                                                       Accounting Officer)

                         *                           Director                        December 5, 2001
---------------------------------------------------
             Pramod Srivastava, Ph.D.

                         *                           Director                        December 5, 2001
---------------------------------------------------
               Noubar Afeyan, Ph.D.

                         *                           Vice Chairman of the Board of   December 5, 2001
---------------------------------------------------    Directors
               Gamil de Chadarevian

                         *                           Director                        December 5, 2001
---------------------------------------------------
                   Tom Dechaene

                         *                           Director                        December 5, 2001
---------------------------------------------------
                   Martin Taylor

                         *                           Director                        December 5, 2001
---------------------------------------------------
                Sanford M. Litvack

                         *                           Director                        December 5, 2001
---------------------------------------------------
                   Samuel Waksal

              *By: /s/ GARO H. ARMEN                                                 December 5, 2001
   ---------------------------------------------
               Garo H. Armen, Ph.D.
                 Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
  1.1     Form of Underwriting Agreement.*
  3.1     Certificate of Incorporation of Antigenics Inc. Filed as
          Exhibit 3.1 to our Registration Statement on Form S-1 (File
          No. 333-91747) and incorporated herein by reference.
  3.2     By-laws of Antigenics Inc. Filed as Exhibit 3.2 to our
          Registration Statement on Form S-1 (File No. 333-91747) and
          incorporated herein by reference.
  4.1     Form of Common Stock Certificate. Filed as Exhibit 4.1 to
          our Registration Statement on Form S-1 (File No. 333-91747)
          and incorporated herein by reference.
  4.2     Form of Warrant to purchase Common Stock, together with a
          list of holders. Filed as Exhibit 4.2 to our Registration
          Statement on Form S-1 (File No. 333-91747) and incorporated herein by reference.
  4.3     Form of Subscription Agreement, as amended, together with a list of parties thereto. Filed as Exhibit 4.3 to our
          Registration Statement on Form S-1 (File No. 333-91747) and
          incorporated herein by reference.
  4.4     Form of Common Stock Purchase Warrant. Filed as Exhibit 4.3
          to the Report on Form 8-K (File No. 0-20111) of Aronex
          Pharmaceuticals, Inc. dated April 17, 2000 and incorporated herein by reference.
  4.5     Form of Common Stock Purchase Warrant. Filed as Exhibit 4.2
          to the Report on Form 8-K (File No. 0-20111) of Aronex
          Pharmaceuticals, Inc. dated April 17, 2000 and incorporated herein by reference.
  4.6     Registration Rights Agreement dated August 2, 1989 by and
          among Aronex Pharmaceuticals, Inc. and certain of its
          stockholders. Filed as Exhibit 10.2 to the Registration
          Statement on Form S-1 (File No. 333-47418) of Aronex
          Pharmaceuticals, Inc. and incorporated herein by reference.
  4.7     First Amendment to Registration Rights Agreement dated April
          18, 1990, by and among Aronex Pharmaceuticals, Inc. and
          certain of its stockholders. Filed as Exhibit 10.3 to the
          Registration Statement on Form S-1 (File No. 333-47418) of
          Aronex Pharmaceuticals, Inc. and incorporated herein by
          reference.
  4.8     Second Amendment to Registration Rights Agreement dated
          October 31, 1991, by and among Aronex Pharmaceuticals, Inc.
          and certain of its stockholders. Filed as Exhibit 10.4 to
          the Registration Statement on Form S-1 (File No. 333-47418)
          of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.
  4.9     Third Amendment to Registration Rights Agreement, dated
          September 10, 1993, among Aronex Pharmaceuticals, Inc. and certain of its stockholders. Filed as Exhibit 10.24 to the
          Registration Statement on Form S-1 (File No. 333-71166) of
          Aronex Pharmaceuticals, Inc. and incorporated herein by
          reference.
  4.10    Fourth Amendment to Registration Rights Agreement dated
          January 20, 1994, among Aronex Pharmaceuticals and certain of its stockholders. Filed as Exhibit 10.5 to the Annual
          Report on Form 10-K/A for the year ended December 31, 1999
          (File No. 0-20111) of Aronex Pharmaceuticals, Inc. and
          incorporated herein by reference.
  4.11    Form of Warrant to Purchase of Common Stock issued to
          Paramount Capital Inc. Filed as Exhibit 1.2 to the
          Registration Statement on Form S-1 (File No. 333-67599) of
          Aronex Pharmaceuticals, Inc. and incorporated herein by
          reference.
  4.12    10% Convertible Note, dated May 21, 1999, by Aronex
          Pharmaceuticals made payable to Genzyme Corporation. Filed as Exhibit 10.2 to Report on Form 8-K (File No. 0-20111) of
          Aronex Pharmaceuticals, Inc. dated June 4, 1999 and
          incorporated herein by reference.
  4.13    Common Stock Purchase Warrant issued to Genzyme Corporation.
          Filed as Exhibit 10.3 to Report on Form 8-K (File No.
          0-20111) of Aronex Pharmaceuticals, Inc. dated June 4, 1999 and incorporated herein by reference.
  4.14    Form of Indenture. Previously filed.
  4.15    Certificate of Designation of Preferred Stock.*
  4.16    Form of Preferred Stock Certificate.*
  4.17    Form of Deposit Agreement.*

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
  5.1     Opinion of Palmer & Dodge LLP. Previously filed.
 12.1     Calculation of Ratio of Earnings to Fixed Charges.
          Previously filed.
 23.1     Consent of KPMG LLP. Previously filed.
 23.2     Consent of PricewaterhouseCoopers LLP. Previously filed.
 23.3     Consent of Arthur Andersen LLP. Previously filed.
 23.4     Consent of Palmer & Dodge LLP. Included in the opinion filed as Exhibit 5.1.
 24.1     Power of Attorney. Previously filed.
 25.1     Statement of Eligibility of Trustee on Form T-1.**


---------------

 * To be filed by amendment or by Current Report on Form 8-K pursuant to Item 601(b) of Regulation S-K.

** To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture
   Act of 1939.